Exhibit 99.1

PRESS RELEASE

Jan. 7, 2026

Arrowhead Pharmaceuticals Prices Upsized Offerings of Convertible Senior Notes, Common Stock and Pre-Funded Warrants

PASADENA, Calif., Jan. 7, 2026 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced the pricing of its concurrent public offerings of (i) $625,000,000 aggregate principal amount of 0.00% convertible senior notes due 2032 (the “notes”) and (ii) 3,100,776 shares of common stock, at a public offering price of $64.50 per share (or, in lieu of shares of common stock to certain investors, pre-funded warrants, at a public offering price of $64.499 per pre-funded warrant, for up to 1,550,387 shares of common stock). The offering size of the note offering was increased from the previously announced offering size of $500,000,000 aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on January 12, 2026, and the issuance and sale of the common stock and, if applicable, the pre-funded warrants are scheduled to settle on January 9, 2026, in each case subject to customary closing conditions. Arrowhead also granted the underwriters of the note offering a 30-day option to purchase up to an additional $75,000,000 principal amount of notes solely to cover over-allotments and granted the underwriters of the common stock and pre-funded warrant offering a 30-day option to purchase up to an additional 465,116 shares of common stock. The completion of the note offering will not be contingent on the completion of the common stock and pre-funded warrant offering, and the completion of the common stock and pre-funded warrant offering will not be contingent on the completion of the note offering.

J.P. Morgan and Jefferies are acting as joint book-running managers for the note offering, and Jefferies and J.P. Morgan are acting as joint book-running managers for the common stock and pre-funded warrant offering. BofA Securities, Piper Sandler and RBC Capital Markets are acting as bookrunners for the offerings.

The notes will be senior, unsecured obligations of Arrowhead. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on January 15, 2032, unless earlier repurchased, redeemed or converted. Before October 15, 2031, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after October 15, 2031, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Arrowhead will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Arrowhead’s election. The initial conversion rate is 11.4844 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $87.07 per share of common stock. The initial conversion price represents a premium of approximately 35.0% over the public offering price per share of common stock in the common stock offering. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Arrowhead’s option at any time, and from time to time, on or after January 16, 2029 and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Arrowhead’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Arrowhead to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the applicable repurchase date.

Arrowhead estimates that the net proceeds from the note offering will be approximately $608.2 million (or approximately $681.3 million if the underwriters of the note offering fully exercise their option to purchase additional notes), after deducting the underwriting discounts and commissions and estimated offering expenses. Arrowhead estimates that the net proceeds from the common stock offering will be approximately $188.3 million (or approximately $216.6 million if the underwriters of the common stock offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and estimated offering expenses. Arrowhead intends to use approximately $42.8 million of the net proceeds from the note offering to fund the cost of entering into the capped call transactions described below. Arrowhead intends to use the remainder of the net proceeds from the note offering, together with the net proceeds from the common stock offering, for general corporate purposes, including working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activity expenditures and preparation for potential commercial launches of late stage products, including associated supply chain activities. A portion of the net proceeds may also be used to prepay the loans under Arrowhead’s credit facility with Sixth Street Lending Partners. If the underwriters of the note offering exercise their option to purchase additional notes, then Arrowhead intends to use a portion of the additional net proceeds from the note offering to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, Arrowhead entered into privately negotiated capped call transactions with one or more of the underwriters of the note offering or their affiliates or one or more other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Arrowhead’s common stock underlying the notes. If the underwriters of the note offering exercise their option to purchase additional notes, then Arrowhead expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be approximately $119.33 per share, which represents a premium of approximately 85.0% over the public offering price per share of common stock in the common stock offering, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Arrowhead’s common stock upon any conversion of the notes and/or offset any potential cash payments Arrowhead is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Arrowhead’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Arrowhead’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Arrowhead’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Arrowhead’s common stock and/or purchasing or selling Arrowhead’s common stock or other securities of Arrowhead in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes after October 15, 2031 or following any repurchase of the notes by Arrowhead in connection with any fundamental change or redemption and (y) may do so following any repurchase of notes by Arrowhead other than in connection with any fundamental change or redemption). This activity could also cause or avoid an increase or decrease in the market price of Arrowhead’s common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Subject to certain restrictions, each pre-funded warrant will be exercisable at the option of the holder of such pre-funded warrant for the purchase of one share of Arrowhead’s common stock at an exercise price of $0.001 per share, subject to customary anti-dilution adjustments.

The offerings are being made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). Each offering will be made only by means of a prospectus supplement relating to that offering and an accompanying prospectus. An electronic copy of the preliminary prospectus supplement (and, when available, the final prospectus supplement) for each offering, together with the accompanying prospectus, is or will be available on the SEC’s website at www.sec.gov. Alternatively, copies of these documents can be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; or Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: Prospectus Department, or by telephone at (877) 547-6340 or by email to Prospectus_Department@Jefferies.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the completion of the offerings, the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. These statements are based upon Arrowhead’s current expectations regarding future events, speak only as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offerings, risks described under the caption “Risk Factors” in the preliminary prospectus supplement (and, when available, the final prospectus supplement) for each offering and risks relating to Arrowhead’s business, including those described in periodic reports that Arrowhead files from time to time with the SEC. Arrowhead may not consummate the offerings described in this press release and, if the offerings are consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. Readers are cautioned not to place undue reliance on these forward-looking statements. Arrowhead assumes no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investors:

LifeSci Advisors, LLC

Brian Ritchie

212-915-2578

britchie@lifesciadvisors.com

Media:

LifeSci Communications, LLC

Kendy Guarinoni, Ph.D.

724-910-9389

kguarinoni@lifescicomms.com

Source: Arrowhead Pharmaceuticals, Inc.

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